UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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BIOVIE INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BIOVIE INc.

Supplement to the Definitive Proxy Statement Dated SEPTEMBER 27, 2024

For the 2024 Annual Meeting of Stockholders

To be held NOVEMBER 7, 2024

This supplement (this “Supplement”) amends and supplements the proxy statement of BioVie Inc. (the “Company”), dated September 27, 2024 (the “Proxy Statement”), filed with the U.S. Securities and Exchange Commission in connection with the Company’s 2024 Annual Meeting of Stockholders to be held on November 27, 2024 (the “Annual Meeting”).

This Supplement updates and replaces the disclosure in the Proxy Statement regarding outstanding equity awards of the Company's named executive officers as of June 30, 2024, compensation to non-employee directors during the year ended June 30, 2024, and the disclosure under the heading “Certain Relationships and Related Transactions, and Director Independence”.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented this Supplement. The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth all outstanding equity awards held by our named executive officers as of June 30, 2024:

		Options					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other right that have not vested

Cuong Do, CEO	01/19/20	80	—	—	$28.00	01/19/25	—	—	—	$—
	12/18/20	2,438	—	—	$139.10	12/18/25	—	—	—	$—
	08/20/21	38,740	—	35,760	$77.40	08/20/31	—	—	—	$—
	06/21/22	8,301	—	4,151	$16.90	06/21/32	—	—	4,150	$16,600
	11/23/23	—	—	—	$—		—	—	3,962	$15,848
	06/29/23	5,850	—	11,700	$40.90	06/29/33	—	—	9,967	$39,868
	06/24/24	7,567	—	15,133	$4.74	06/24/34	—	—	—	$—

Joanne W. Kim, CFO	10/01/20	80	—	—	$95.40	10/01/25	—	—	—	$—
	08/20/21	6,457	—	5,960	$77.40	08/20/31	—	—	—	$—
	11/23/22	—	—	—	$—		—	—	1,981	$7,924
	06/07/23	800	—	1,200	$57.80	06/07/33	—	—	—	$—
	06/24/24	3,300	—	6,600	$4.74	06/24/34	—	—	—	$—

Joseph M. Palumbo, CMO	02/01/22	6,457	—	5,960	$32.00	02/01/32	—	—	—	$—
	11/23/22	—	—	—	$—		—	—	1,981	$7,924
	06/07/23	1,200	—	1,800	$57.80	06/07/33	—	—	—	$—
	06/24/24	5,200	—	10,400	$4.74	06/24/34	—	—	—	—

	Total	86,470		98,664					22,041	88,164

Named executive officers held stock options to purchase a total of 185,134 shares of common stock as of June 30, 2024, with an aggregate grant date fair value of approximately $5.6 million, the last of which vests in 2027. Stock options granted prior to August 20, 2021, vested on the grant date; the stock options granted on August 20, 2021 vested 20% on the grant date, with the remaining stock options vesting in five equal annual installments beginning on the first grant date anniversary; the stock options granted on June 7, 2023, vested 25% on the grant date, with the remaining stock options vesting in four equal annual installments beginning on the first grant date anniversary; and the stock options and stock awards in the form RSUs granted to the CEO on June 21, 2022 and June 29, 2023 vests in three equal annual installments beginning on the first grant date anniversary. The RSU awarded on November 23, 2022 vested 25% on the grant date with the remaining RSU vesting in three equal annual installments beginning on the first grant date anniversary. The total RSUs outstanding awarded to the named executive officers totaled 22,041 with a market value totaling approximately $88,000 as of June 30, 2024.

DIRECTOR COMPENSATION

There are no arrangements pursuant to which our directors are or will be compensated in the future for any services provided to the Company.

The following table provides information regarding compensation that was earned or paid to the individuals who served as non-employee directors during the year ended June 30, 2024. Except as set forth in the table, during the fiscal year 2024, directors did not earn nor receive cash compensation or compensation in the form of stock awards, options awards or any other form:

Name	Stock awards (1)	Option awards(1)	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation	All other compensation	Total

Jim Lang	$—	171,105	$—	$—	$—	$171,105

Michael Sherman	$—	164,243	$—	$—	$—	$164,243

Richard Berman	$156,008	—	$—	$—	$—	$156,008

Steve Gorlin (2)	$139,544	—	$—	$—	$—	$139,544

Robert Hariri MD, Phd	$127,173	—	$—	$—	$—	$127,173

Sigmund Rogich	$127,173	—	$—	$—	$—	$127,173

1)	The aggregate grant date fair value of such awards were computed in accordance with Financial Accounting Standards Board ASC Topic 718, Stock Compensation (ASC Topic 718), and do not take into account estimated forfeitures related to service-based vesting conditions, if any. The valuation assumptions used in calculating these values are discussed in Note 9 of our Notes to Financial Statements included in our proxy statement for the year ended June 30, 2023. These amounts do not represent actual amounts paid or to be realized. Amounts shown are not necessarily indicative of values to be achieved, which may be more or less than the amounts shown as awards may subject to time-based vesting.

2)	Mr. Gorlin resigned from the Board of Directors effective July 25, 2024.

Our directors are eligible to participate in our equity incentive plans, which are administered by our Compensation Committee under authority delegated by our Board of Directors. The terms and conditions of the option grants to our non-employee directors under our equity incentive plans are and will be determined in the discretion of our Compensation Committee, consistent with the terms of the applicable plan. The fiscal year 2024 annual compensation granted to existing board members consisted of either an award of RSUs at one unit per share of common stock, a total of 18,269 RSU at a grant date market value of $549,898 or stock options to purchase a total of 18,325 shares of commons stock with a grant date fair value totaling $335,348. The equity compensation for committee chairman and member follows: For those who chose stock options, the committee chairman was awarded options to purchase 900 shares of common stock and committee member was awarded options to purchase 450 shares of common stock. There were two board member who chose stock options, and one received options to purchase 1,800 shares of common stock for serving as a chairman and serving on three committees and the other received options to purchase 1,350 shares of common stock for serving as chairman and serving on two and committees member. For those who chose RSU’s, the committee chairman was awarded 547 RSU and a committee member was awarded 274. Two board members received each 274 RSUs for serving on one committee, one received 547 RSUs for serving on two committees and one received 821 RSUs for chairman of a committee and serving on two committees.

Outstanding equity awards held by non-employee directors as of June 30, 2024 were as follows:

		Options (1)					Stock Awards (2)
Name	Grant Date	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other right that have not vested

James Lang	01/19/20	80	—	—	$28.00	01/19/25	—	—	—	$—
	12/18/20	9,900	—	—	$139.10	12/18/25	—	—	—	$—
	04/05/22	9,593	—	3,198	$77.40	04/05/32	—	—	—	$—
	11/23/22	—	—	—	$—		—	—	—	$—
	11/23/23	4,675		4,675	$30.10	11/23/28

Richard J. Berman	01/19/20	80	—	—	$28.00	01/19/25	—	—	—	$—
	12/18/20	10,250	—	—	$139.10	12/18/25	—	—	—	$—
	04/05/22	9,679	—	3,226	$50.40	04/05/27	—	—	—	$—
	11/23/22	—	—		$—		—	—	—	$—
	11/09/23	—	—	—	$—		—	—	2,592	$10,366

Steve Gorlin	12/18/20	9,630	—	—	$139.10	12/18/25	—	—	—	$—
	04/05/22	61,125		61,125	$50.40	04/05/27
	11/23/22	—	—	—	$—		—	—	—	$—
	11/09/23	—	—	—	$—		—	—	2,318	$9,272

Robert Hariri	12/18/20	9,590	—	—	$139.10	12/18/25	—	—	—	$—
	04/05/22	9,169		3,056	$50.40	04/05/27	—	—	—	$—
	11/23/22	—	—	—	$—		—	—	—	$—
	11/09/23	—	—	—	$—		—	—	2,113	$8,451

Sigmund Rogich	12/18/20	9,730	—	—	$139.10	12/18/25	—	—	—	$—
	04/05/22	9,256	—	3,084	$50.40	04/05/27	—	—	—	$—
	11/23/22	5,500	—	—	$61.20	11/23/27	—	—	—	$—
	11/09/23	—	—	—			—	—	2,113	$8,451

Michael Sherman	10/13/19	80	—		$71.30	10/13/24	—	—	—	$—
	10/13/20	80	—		$99.00	10/13/25	—	—	—	$—
	12/18/20	10,310	—	—	$139.10	12/18/25	—	—	—	$—
	04/05/22	9,761	—	3,254	$50.40	04/05/27	—	—	—	$—
	11/23/22	7,500	—	—	$61.20	11/23/27	—	—	—	$—
	11/23/23	4,488	—	4,487	$30.10	11/23/28	—	—	—	$—

(1)	There was a total of 276,581 stock options outstanding to directors as of June 30, 2024, with an aggregate grant date fair value of approximately $8.2 million, the last of which vest in 2028. Stock options granted on December 18, 2020 and April 5, 2022 vest 25% on grant date with the remaining stock options vesting in three annual equal installments beginning on the first grant date anniversary. Stock options granted after November 23, 2022 vest in four equal quarterly installments beginning February 9, 2023.

(2)	Equity awards granted the Board of Directors after November 23, 2022 were in the form of RSUs, one unit for one share of Common Stock, vest in four equal quarterly installments beginning February 9, 2023. There were 9,135 RSUs outstanding as of June 30, 2024, with an aggregate market value of approximately $36,500.

Long-Term Incentive Plans and Awards

Other than the options granted as described above, we do not currently have any long-term incentive plans that provide compensation intended to serve as incentive for performance. Since prior to such grants, no individual grants or agreements regarding future payouts under non-stock price-based plans had been made to any executive officer or any director or any employee or consultant since our inception, no future payouts under non-stock price-based plans or agreements had been granted or entered into or exercised by our officer or director or employees or consultants.

2019 Omnibus Equity Incentive Plan

On April 20, 2019, our Board of Directors and our stockholders approved and adopted the 2019 Plan. The 2019 Plan allows us, under the direction of our Board of Directors or a committee thereof, to make grants of stock options, restricted and unrestricted stock and other stock-based awards to employees, including our executive officers, consultants and directors. The 2019 Plan allows for the issuance of up to 654,000 shares of common pursuant to new awards granted under the 2019 Plan and as of June 30, 2024, there were 8,721 shares of common stock available for new awards granted under the 2019 Plan.

Pay Versus Performance Table

The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for fiscal years 2023 and 2024. Note that for our NEOs other than our principal executive officer (the “PEO”), compensation is reported as an average.

Year	Summary Compensation Table Total for PEO ($)(1)(2)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(1)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)	Net Loss ($) (in thousands)
2024	$777,082	$(2,434,052)	$(143,960)	$(143,960)	$27.66	$(33,007)
2023	$2,337,668	$3,434,517	$1,185,289	$1,185,289	$297.24	$(50,256)
2022	$4,542,821	$916,050	$605,653	$605,653	$8.55	$(25,084)

(1)	During fiscal years 2022 through 2024, the PEO was Cuong Do. During fiscal years 2022 through 2024, the non-PEO NEOs were Joanne W Kim and Joseph M Palumbo M.D.

(2)	The dollar amounts reported are the amounts of total compensation reported for Mr. Do and the average total compensation reported for Non-PEO Named Executive Officers for the applicable fiscal year in the “Total” column of the Summary Compensation Table (SCT).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The following includes a summary of transactions since June 30, 2024, to which we have been a party in which the amount involved exceeded or will exceed the lesser of (i) $120,000 and (ii) one percent (1%) of the average of our total assets at year-end for the prior two fiscal years, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

 On July 15, 2022, the Company, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Acuitas, pursuant to which Acuitas agreed to purchase from the Company, in a private placement (the “Private Placement”), (i) an aggregate of 363,636 shares of the Company’s Class A common stock, at a price of $16.50 per share, and (ii) a warrant to purchase 727,273 shares of Common Stock, at an exercise price of $18.20, with a term of exercise of five years; (collectively, the “Securities”). The aggregate purchase price for the Securities sold in the Private Placement was $6 million. The Private Placement closed on August 15, 2022.

Review and Approval of Transactions with Related Persons

Either the audit committee or the Board of Directors approves all related party transactions. The procedure for the review, approval or ratification of related party transactions involves discussing the proposed transaction with management, discussing the proposed transaction with the external auditors, reviewing financial statements and related disclosures, and reviewing the details of major deals and transactions to ensure that they do not involve related party transactions. Members of management have been informed and understand that they are to bring related party transactions to the audit committee or the Board of Directors for pre-approval. These policies and procedures are evidenced in the audit committee charter and our code of ethics.